Exhibit 99.1



                     CERTIFICATION PURSUANT TO
                      18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



      In connection with the Quarterly Report of Surge Components, Inc. (the "Company") on Form 10-QSB for the period ending February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ira Levy, Chief Executive Officer and President of the Company certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

           (1)  The Report fully complies with the requirements  of
Section  13(a) or Section 15(d) of the Securities Exchange  Act  of
1934; and

           (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


July 14, 2003                          /s/Ira Levy
                                       ---------------
                                       Name:    Ira Levy
                                       Title: Chief Executive Officer and
                                              Chief Financial Officer
                                             (Principal Executive Officer
                                              and Principal Financial
                                              Officer)



      This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.